Exhibit 99.1

Certara Completes Acquisition of Pinnacle 21

Complementary technologies accelerate and help assure success in the drug development process

Princeton, N.J., October 4, 2021 – Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today announced the completion of the previously announced transaction to acquire Pinnacle 21, a leading provider of SaaS solutions for clinical data fitness, regulatory compliance and submission readiness. At closing, equityholders of Pinnacle 21 received approximately $250 million in cash consideration and 2,239,717 shares of Certara restricted common stock, subject to certain customary closing adjustments.

The transaction is expected to be accretive to Certara’s revenue, revenue growth, and adjusted EBITDA. Certara will update financial guidance when the Company releases third quarter 2021 earnings in November.

“We are pleased to welcome Pinnacle 21’s talented team to Certara,” said William F. Feehery, Ph.D., CEO of Certara. “With Pinnacle 21’s software for high-quality clinical data standardization, we can together provide a broader portfolio of industry-leading software and technology-driven services to our customers worldwide. This transaction amplifies our capabilities to inform critical decisions that further de-risk and expedite the drug development process.”

Pinnacle 21’s software is used to validate compliance to the Clinical Data Interchange Standards Consortium (CDISC) standards, which are required by the U.S. Food & Drug Administration (FDA) and Japan’s Pharmaceuticals and Medical Devices Agency (PMDA) for evaluating regulatory submissions. Pinnacle 21’s Enterprise software is adopted by the FDA and PMDA as well as 22 of the top 25 biopharmaceutical companies by R&D spend. Pinnacle 21’s current software applications will continue to be supported, updated and developed.

“This is an exciting day for all of us at Pinnacle 21,” said Max Kanevsky, Founder and CEO of Pinnacle 21. “Certara’s global footprint and focus on growth fast-forward Pinnacle 21’s journey for continued success. I look forward to expanding our technology capabilities together to advance life-saving therapies to patients.”

About Certara

Certara accelerates medicines using proprietary biosimulation software and technology to transform traditional drug discovery and development. Its clients include more than 1,650 global biopharmaceutical companies, leading academic institutions, and key regulatory agencies across 61 countries.

About Pinnacle 21

Pinnacle 21 is a global leader in software for preparing clinical trial data for regulatory submission. Our platform validates data quality and compliance with CDISC standards, enabling a clean data pipeline from worldwide sponsors to health authorities, including the FDA, PMDA and NMPA. Streamlined approvals bring life-saving medicines to patients faster.

Forward Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Certara’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to: (i)) our ability to successfully integrate Pinnacle 21 into our existing organization; (ii) our ability to retain key personnel from Pinnacle 21 or recruit additional qualified personnel; (iii) expectations with respect to the impact of Pinnacle 21 on the Company, its service offerings, and financial performance; (iv) our ability to achieve operational synergies; and (v) our ability to compete within our market. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release, and Certara undertakes no duty to update such information, except as required under applicable law.

Investor Relations Contact:

David Deuchler

Gilmartin Group

ir@certara.com

Media Contacts:

Daniel Yunger

Kekst CNC

daniel.yunger@kekstcnc.com

Ariane Lovell

Finn Partners

ariane.lovell@finnpartners.com